Registration No. 333-_______
As filed with the Securities and Exchange Commission on February 17, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRADY CORPORATION

(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation or organization)	39-0178960 (I.R.S. Employer Identification No.)

6555 West Good Hope Road P.O. Box 571 Milwaukee, Wisconsin (Address of Principal Executive Offices)	53201-0571 (Zip Code)

BRADY CORPORATION

2004 OMNIBUS INCENTIVE STOCK PLAN

(Full title of the plan)

DAVID MATHIESON	Copy to:
Vice President and Chief Financial Officer Brady Corporation 6555 West Good Hope Road P.O. Box 571 Milwaukee, Wisconsin 53201-0571	CONRAD G. GOODKIND, ESQ. Quarles & Brady LLP 411 East Wisconsin Avenue Milwaukee, Wisconsin 53202
(Name and address of agent for service)

(414) 358-6600
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	Per Share	Offering Price	Fee
Class A Nonvoting Common Stock, par value $.01 per share	1,500,000	(2)	$40,761,075 (2)	$4,797.58

(1)	The Brady Corporation 2004 Omnibus Incentive Stock Plan (the “Plan”) provides for the issuance of up to 1,500,000 shares of Class A Nonvoting Common Stock, par value $.01 per share (“Class A Common Stock”), taking into effect the two-for-one stock split in the form of a 100 percent stock dividend on the Class A Common Stock that occurred on December 31, 2004. The Plan provides for the further possible adjustment of the number, price and kind of shares covered by options and other incentive awards granted or to be granted, and of the number and kind of shares which may be awarded as restricted stock, in the event of stock splits, stock dividends or other changes affecting the Registrant’s Class A Common Stock. This Registration Statement therefore covers, in addition to the above stated 1,500,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(2)	Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee and taking into effect the December 31, 2004 stock split, based upon: (i) the aggregate exercise price ($4,701,327.50) for the 163,000 shares underlying options granted on November 18, 2004 at an exercise price of $28.8425 per share; (ii) the aggregate exercise price ($216,247.50) for the 7,000 shares underlying options granted on December 13, 2004 at an exercise price of $30.8925 per share; and (iii) as to the remaining 1,330,000 shares registered hereby, for which options have not yet been granted, $26.95 per share, which is the average of the high and low sales prices of the Registrant’s Class A Common Stock on the New York Stock Exchange on February 11, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

                The following documents filed by Brady Corporation (the “Registrant”) (Commission File No. 0-12730) with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), are incorporated herein by reference:

•	Annual Report on Form 10-K for the year ended July 31, 2004.

•	Quarterly Report on Form 10-Q for the period ended October 31, 2004.

•	Current Reports on Form 8-K filed October 26, 2004 and November 24, 2004.

•	That portion of the Registrant’s Registration Statement on Form 8-A that describes the Registrant’s Class A Nonvoting Common Stock in Item 1 thereof, which incorporates the description from the description of Registrant’s Capital Stock contained in the Registrant’s Registration Statement on Form S-3 (Registration Statement No. 333-0415), and including any future amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.   Description of Securities.

               Not applicable. See fourth bullet point in Item 3 above.

Item 5.   Interests of Named Experts and Counsel.

               The legality of the securities registered hereunder will be passed upon for the Registrant by Quarles & Brady LLP, the Registrant’s legal counsel. Conrad G. Goodkind, the Secretary of the Registrant, is a Partner of Quarles & Brady LLP and Peter J. Lettenberger, a Director of the Registrant, is a former Partner of Quarles & Brady LLP.

Item 6.   Indemnification of Directors and Officers.

               The Registrant is incorporated under the Wisconsin Business Corporation Law (the “WBCL”). The WBCL includes provisions for indemnification by a corporation of a director or officer against certain liabilities and expenses incurred by him or her in any proceeding (whether threatened, pending or completed, and whether brought by the corporation or any other person) to which he or she was a party because of being a director or officer. In general, under these provisions (1) a corporation is required to indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of any such proceeding, for all reasonable expenses incurred in the proceeding, and (2) in other cases, the corporation is required to indemnify a director or officer against liabilities (including, among other things, judgments, penalties, fines and reasonable expenses) incurred in any such proceeding unless liability was incurred because he or she breached or failed to perform a duty to the corporation and the breach or failure constitutes any of the following: (a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which he or she has a material conflict of interest; (b) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which he or she derived an improper personal profit; or (d) willful misconduct. The provisions specify that the termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification is not required. Also, the provisions permit a corporation to pay or reimburse reasonable expenses as incurred if the director or officer affirms his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and undertakes to make repayment to the extent it is ultimately determined that indemnification is not required. With specified exceptions, these provisions do not preclude additional indemnification. The WBCL specifically provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance, to the extent required or permitted generally thereunder, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

               The WBCL also provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification referred to above.

               The Bylaws of the Registrant provide generally for mandatory indemnification of directors and officers of the Registrant to the fullest extent permitted by law.

               Officers and directors of the Registrant may be covered by insurance policies purchased by the Registrant, under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 7.   Exemption From Registration Claimed.

               Not applicable.

Item 8.   Exhibits.

               See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.   Undertakings.

               (a)  The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               . . .

               (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

                     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on February 17, 2005.

BRADY CORPORATION
By:	/s/ David Mathieson
David Mathieson,
Vice President and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank M. Jaehnert and Conrad G. Goodkind, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ Frank M. Jaehnert Frank M. Jaehnert	President and Chief Executive Officer; Director (Principal Executive Officer)
/s/ David Mathieson David Mathieson	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Richard A. Bemis Richard A. Bemis	Director
/s/ Robert C. Buchanan Robert C. Buchanan	Director
/s/ Mary K. Bush Mary K. Bush	Director
/s/ Frank W. Harris Frank W. Harris	Director
/s/ Frank R. Jarc Frank R. Jarc	Director

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/s/ Peter J. Lettenberger Peter J. Lettenberger	Director
/s/ Gary E. Nei Gary E. Nei	Director
/s/ Roger D. Peirce Roger D. Peirce	Director
/s/ Elizabeth P. Pungello Elizabeth P. Pungello	Director

*Each of the above signatures is affixed as of February 17, 2005.

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BRADY CORPORATION

(the “Registrant”)
(Commission File No. 0-12730)

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit		Incorporated Herein	Filed
Number	Description	by Reference To	Herewith

4.1	Restated Articles of Incorporation of the Registrant	Exhibit 4.1 to the Registrant’s Registration Statement No. 333-04155 on Form S-3

4.2	Bylaws of the Registrant, as amended	Annual Report on Registrant’s Form 10-K for the year ended July 31, 1989

4.3	Brady Corporation 2004 Omnibus Incentive Stock Plan	Exhibit 10.2 to the Registrant’s Form 8-K filed November 24, 2004

4.4	Form of Nonqualified Stock Option Agreement under 2004 Omnibus Incentive Stock Plan	Exhibit 10.3 to the Registrant’s Form 8-K filed November 24, 2004

5	Opinion of Quarles & Brady LLP		X

23.1	Consent of Deloitte & Touche		X

23.2	Consent of Quarles & Brady LLP		Contained in Exhibit 5

24	Power of Attorney		Contained in Signatures page to this Registration Statement

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